UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2005

CAS MEDICAL SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-13839	06-1123096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 East Industrial Road, Branford, Connecticut 06405

(Address of principal executive offices, including zip code)

(203) 488-6056

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01    Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On May 15, 2005, CAS Medical Systems, Inc. (the “Company”) entered into a Stock Purchase Agreement with respect to the purchase of 100% of the outstanding capital stock of Statcorp, Inc. from its stockholders for $4.2 million in cash, subject to a post-closing working capital adjustment. Additional information regarding the Stock Purchase Agreement is set forth in Item 2.01 below and such information is incorporated by reference in this Item 1.01. A copy of the Stock Purchase Agreement will be attached as an exhibit to an amendment to this Form 8-K to be filed prior to the date of the next Form 10-QSB to be filed by CAS Medical Systems, Inc.

Loan Agreement

In order to finance the acquisition of Statcorp, Inc., the Company entered into a Commercial Loan and Security Agreement, dated as of May 16, 2005, by and among the Company, Statcorp, Inc. and NewAlliance Bank. The amount of the loan is $4,200,000, and is payable in 84 monthly installments beginning on July 1, 2005, at a fixed interest rate of 6.00%. The loan is secured by an all asset lien of the Company, including a second mortgage on its Branford, Connecticut facility and a pledge of the stock of Statcorp, Inc. Statcorp, Inc. has guaranteed the loan and its guarantee is secured by an all asset lien of its assets. A copy of the Loan Agreement will be attached as an exhibit to an amendment to this Form 8-K to be filed prior to the date of the next Form 10-QSB to be filed by CAS Medical Systems, Inc.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On May 15, 2005, CAS Medical Systems, Inc. completed the purchase of 100% of the outstanding capital stock of Statcorp, Inc. from its stockholders for $4.2 million in cash, subject to a post-closing working capital adjustment. Statcorp, based in Jacksonville, Florida, develops, assembles and sells liquid infusion devices, blood pressure cuffs, and blood transfusion filters for worldwide use in the medical industry. The purchase was made pursuant to a Stock Purchase Agreement dated May 15, 2005, a copy of which will be attached as an exhibit to an amendment to this Form 8-K to be filed prior to the date of the next Form 10-QSB to be filed by CAS Medical Systems, Inc.

The purchase price is also subject to adjustment based on post-closing revenues of Statcorp as follows: if, during the 12 month period after the closing date, the revenues of Statcorp exceed a base figure of $5,975,000, then the purchase price will be increased in increments up to a maximum of $1,000,000. The increments range from $100,000 up to $1,000,000 depending on the amount by which actual revenues exceed the base figure, with the maximum payment being made if the actual Statcorp revenues for the 12 month period after the closing date exceed $8,962,500. If, however, the actual Statcorp revenues for the 12 month period fall short of the base figure of $5,975,000, the purchase price will be reduced in increments ranging from $175,000 up to a maximum of $700,000.

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Other than with respect to the transaction, there was no material relationship between the stockholders of Statcorp, Inc. and CAS Medical Systems, Inc. or any of its affiliates, or any director or officer of CAS Medical Systems, Inc., or any associate of any such director or officer.

On May 16, 2005, CAS Medical Systems, Inc. issued a press release announcing the completion of the purchase. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The financial statements and additional information required pursuant to Item 9.01(a) of Form 8-K will be filed within 71 calendar days after the date upon which this report on Form 8-K must be filed.

(b)    Pro Forma Financial Information.

The pro forma financial information required pursuant to Item 9.01(b) of Form 8-K will be filed within 71 calendar days after the date upon which this report on Form 8-K must be filed.

(c)    Exhibits.

2.1	Stock Purchase Agreement dated May 15, 2005 among the Company, Statcorp, Inc. and the stockholders of Statcorp, Inc.*

10.1	Commercial Loan and Security Agreement dated May 16, 2005 among the Company, Statcorp, Inc. and NewAlliance Bank*

99.1	Press release dated May 16, 2005.

________________________________

* To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: May 17, 2005	By:	/s/ Louis P. Scheps
Name: Louis P. Scheps
Title: President and Chief Executive Officer

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